UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934
TARGA RESOURCES PARTNERS LP
(Exact Name of Registrant as Specified in its Charter)

Delaware (State of incorporation or organization)	65-1295427 (IRS Employer Identification No.)

1000 Louisiana, Suite 4300 Houston, TX 77002 (Address of principal executive offices and zip code)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common units representing limited partner interests	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: (if applicable).
Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT
Item 1. Description of Registrant’s Securities to be Registered.
     A description of common units representing limited partner interests in Targa Resources Partners LP (the “Registrant”) is set forth under the captions “Summary,” “Our Cash Distribution Policy and Restrictions on Distributions,” “Description of the Common Units,” “The Partnership Agreement” and “Material Tax Consequences” in the prospectus filed on February 9, 2007 by the Registrant pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus constitutes a part of the Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138747), initially filed with the Securities and Exchange Commission on November 16, 2006. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.
Item 2. Exhibits.
     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description
1	Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138747), initially filed with the Securities and Exchange Commission on November 16, 2006 (incorporated herein by reference).

2	Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 16, 2006).

3	First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 16, 2007 (File No. 001-33303)).

4	Amendment No. 1, dated May 13, 2008, to the First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2008 (File No. 001-33303))

5	Specimen Unit Certificate representing common units (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

TARGA RESOURCES PARTNERS LP
	By:	TARGA RESOURCES GP LLC,
its General Partner

	By:	/s/ Jeffrey J. McParland
Jeffrey J. McParland
Executive Vice President and Chief Financial Officer

Date: January 21, 2010

INDEX TO EXHIBITS

Exhibit No.	Description
1
Registrant’s Registration Statement on Form S-1, as amended (Registration No. 333-138747), initially filed with the Securities and Exchange Commission on November 16, 2006 (incorporated herein by reference).

2
Certificate of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.2 to the Registrant’s Registration Statement on Form S-1, filed with the Securities and Exchange Commission on November 16, 2006).

3
First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed February 16, 2007 (File No. 001-33303)).

4
Amendment No. 1, dated May 13, 2008, to the First Amended and Restated Agreement of Limited Partnership of the Registrant (incorporated herein by reference to Exhibit 3.5 to the Registrant’s Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission on May 14, 2008 (File No. 001-33303))

5	Specimen Unit Certificate representing common units (incorporated by reference to Exhibit 4.1 to the Registrant’s Annual Report on Form 10-K filed April 2, 2007 (File No. 001-33303)).